CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 15, 2002, relating to the financial statements and financial highlights which appears in the September 30, 2002 Annual Report to Shareholders of Profit Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Columbus, Ohio
October 6, 2003